Exhibit 32.1

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002.

This certification is provided pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the year ended December 30, 2007 of Och-Ziff Capital Management Group LLC (the “Company”).

We, Daniel Och and Joel Frank, the Chief Executive Officer and Chief Financial Officer, respectively, of the Company certify that, to the best of our knowledge:

i.	The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 11, 2008	/s/ Daniel Och
		Name:	Daniel Och
Title: Chief Executive Officer, Executive Managing Director and Chairman of the Board of Directors

Date:	August 11, 2008	/s/ Joel Frank
		Name:	Joel Frank
Title: Chief Financial Officer, Executive Managing Director and Director

This certification accompanies the Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.